UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2008

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On Tuesday, March 18, 2008, the registrant’s management conducted meetings with industry analysts at the JPMorgan 2008 Aviation & Transportation Conference.

A copy of management’s presentation slides are attached hereto as Exhibit 99.1.

During the presentation to investors management disclosed a contingent sale of two new B737-700 aircraft to a third party in April 2008. Management also communicated that it was targeting a revised, lower capacity (Average Seat Mile) growth rate of approximately 5% for 2009 and 2010 (versus approximately 20% in 2007 and 8% in 2008) by selling or rescheduling deliveries of new aircraft. During the presentation management also indicated that it is currently paying over $3.25 per gallon for jet fuel before the effects of fuel hedging. The Company currently expects its all-in fuel price for the first quarter to be between $2.95 and $3.00 per gallon after the effect of fuel hedging.

Forward Looking Information

Statements regarding the Company’s operational and financial success, business model, expectations about future success, competitive environment, unit revenues, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2007. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Presentation provided at JPMorgan 2008 Aviation & Transportation Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: March 19, 2008	/s/ Richard P. Magurno
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

EX-99.1	Presentation provided at JPMorgan 2008 Aviation & Transportation Conference.

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